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                                                                   EXHIBIT 10.25


                    [LETTERHEAD OF TENNESSEE GAS PIPELINE]

June 16, 2000

Chattanooga Gas Company
c/o Atlanta Gas Light Company
1219 Caroline Street, N.E.
Atlanta, GA 30307

Attn: James Scabareti

Re: Restructuring of Gas Transportation Agreements on Tennessee Gas Pipeline
    Extension of Gas Storage Agreements on Tennessee Gas Pipeline

Dear Jim:

Tennessee Gas Pipeline Company ("TGP") and Chattanooga Gas Company ("Chattanooga") have finalized the restructuring of Chattanooga's natural gas transportation arrangements on TGP's system. Attached you will find a fully executed copy of the Restructuring Agreement for Transportation Service Package No. 5051, by and between TGP and Chattanooga dated May 15, 2000.

The Open Season for Chattanooga's new transportation arrangement on TGP's system was held on June 7, 2000 and the capacity was awarded to Chattanooga on Friday, June 16, 2000. As a result of the award to Chattanooga, Service Package No. 5051 will terminate effective November 1, 2000. The new Service Package No. 34007 will commence on November 2, 2000 and will be effective through November 1, 2005.

Chattanooga has also elected to extend Storage Contract No. 3947 to November 1, 2005 and Storage Contract No. 22923 to October 31, 2005. The optional ROFR Open Season for the five year extension of the FS-PA Contract No. 22923 was held on November 18, 1999 and awarded to Chattanooga on January 13, 2000. The Service Package data can be viewed online via Passkey 2.0.


Sincerely,


/s/ Jay Dickerson
J. P. Dickerson
Tennessee Gas Pipeline Company